Exhibit 7(a)

                        SPECIAL CUSTODY ACCOUNT AGREEMENT

                                  (Short Sales)

      AGREEMENT, dated as of September 12, 2007, by and among Brown Brothers Harriman & Co., in its capacity as custodian hereunder ("Bank"), BlackRock Large Cap Core Plus Fund of BlackRock Large Cap Series Funds, Inc. (the "Customer"), and Morgan Stanley & Co. Incorporated ("Broker").

      WHEREAS, Broker is a securities broker-dealer registered with the Securities and Exchange Commission and a clearing member of The Options Clearing Corporation ("OCC") and is a member of several national securities exchanges; and

      WHEREAS, Customer desires from time to time to sell securities "short" through Broker, such short sales being permitted by Customer's investment policies, and for that purpose has opened one or more margin accounts with Broker (each an "Account") and executed Broker's " Prime Broker Margin Account Agreement" (the "Customer Agreement"); and

      WHEREAS, to facilitate Customer's transactions through Broker, Customer and Broker desire to establish procedures for the compliance by Broker with the provisions of Regulation T of the Board of Governors of the Federal Reserve System and with the provisions of Rule 431 of the New York Stock Exchange and other applicable requirements and for compliance by Customer with Regulation X of the Board of Governors of the Federal Reserve System and other requirements ("Margin Rules"); and

      WHEREAS, to assist Broker and Customer in complying with the Margin Rules, Bank is prepared to act as custodian to hold Collateral as defined below (in such capacity, Bank is herein called the "Custodian").

      NOW, THEREFORE, be it agreed as follows:

      1. As used herein, the following terms have the following meanings:

      "Adequate Margin" shall mean such Eligible Collateral as is adequate in Broker's judgment under the Margin Rules and the internal policies of Broker. For purposes hereunder, Eligible Collateral shall be valued by Broker in a commercially reasonable manner.

      "Advice from Broker" or "Advise" means a written notice sent to Customer and/or Bank or transmitted by a facsimile sending device, except that for any of the following purposes it shall mean notice by telephone to a person designated by Customer in writing as authorized to receive such advice or, in the event that no such person is available, to any officer of Customer and confirmed promptly in writing thereafter: (i) for initial or additional Collateral; (ii) that Customer
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has defaulted pursuant to paragraph 9(a) hereof.  With respect to any short sale or covering purchase transaction, the Advice from Broker shall mean a standard confirmation in use by Broker and sent or transmitted to Customer and/or Bank. With respect to substitutions or releases of Collateral, Advice from Broker means a written notice signed by an authorized person of Broker and sent or transmitted to Customer and/or Bank. An officer of Broker will certify to Bank the names and signatures of those employees who are authorized to sign Advices from Broker, which certification may be amended from time to time. When used herein the term "Advise" means the act of sending an Advice from Broker.

      "Closing Transaction" is a transaction in which Customer purchases securities which have been sold short.

      "Collateral" means the Special Custody Account, all Eligible Collateral, other financial assets or investment property and other property and assets which is deposited from time to time in, or credited from time to time to, the Special Custody Account, all security entitlements in respect thereof, all income and profits thereon, all interest, dividends and other payments and distributions with respect thereto, all other property and assets specified as Collateral in the second paragraph of Section 4, and all proceeds of any of the foregoing.

      "Eligible Collateral" means cash, U.S. government securities maintained in the Treasury/Reserve Automated Debt Entry System ("TRADES") or other securities acceptable to Broker.

      "Insolvency" means that (A) an order, judgment or decree has been entered under the bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law (herein called the "Bankruptcy Law") of any jurisdiction adjudicating the Customer insolvent; or (B) the Customer has petitioned or applied to any tribunal for, or consented to the appointment of, or taking possession by, a trustee, receiver, liquidator or similar official, of the Customer, or commenced a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Customer under the Bankruptcy Law of any other jurisdiction, whether now or hereinafter in effect; or (C) any such petition or application has been filed, or any such proceeding has commenced, against the Customer or the Customer by any act has indicated its approval thereof, consent thereto or acquiescence therein, or an order for relief has been entered in an involuntary case under the Bankruptcy Law of the United States, as now or hereinafter constituted, or an order, judgment or decree has been entered appointing any such trustee, receiver, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days.

      "Instructions from Customer" or "Instructions" means a request, direction or certification in writing signed by Customer and delivered to Bank and/or Broker or transmitted by a facsimile sending device and which is reasonably believed by Bank and/or Broker in good faith to be signed by a person authorized to give Instructions on behalf of Customer. An authorized agent of Customer will certify to Bank and Broker the names and signatures of those persons authorized to Instruct Bank and/or Broker, which certification may be amended from time to time. When used herein, the term "Instruct" shall mean the act of sending an Instruction from Customer.
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      "Receipt of Payment"  means receipt by Bank on behalf of Broker,  of (1) a certified or official bank check, (2) a written or telegraphic advice from a registered clearing agency that funds have been or will be credited to the account of Bank for credit to Broker, or (3) a transfer of funds from any of Broker's accounts maintained at Bank.

      "Receipt of Securities" means receipt by Bank on behalf of Broker, of (1) securities in proper form for transfer or (2) a written or telegraphic advice from a registered clearing agency or other securities intermediary approved in writing by Broker that securities have been credited to the account of Bank for credit to Broker.

      2. From time to time, Customer may place orders with Broker for the short sale of securities. Prior to the acceptance of such short sale orders Broker will notify Customer of Broker's ability to borrow such securities or other properties and acceptance of short sale orders will be contingent upon same.

      3. Bank shall open an account on its books entitled "Special Custody Account for margin and short sales for BlackRock Large Cap Core Plus Fund of BlackRock Large Cap Series Funds, Inc. as pledgor for the benefit of Morgan Stanley & Co. Incorporated as pledgee (referred to herein as "Special Custody Account"). Collateral shall be released only in accordance with this Agreement. Bank agrees to release Collateral to Customer from the pledge hereunder only upon receipt of Advice from Broker. Customer can substitute or exchange the cash, securities or similar property in the Special Custody Account only after Customer notifies Broker of the contemplated substitution or exchange and Broker Advises Bank that such substitution or exchange is acceptable. Customer hereby grants a continuing security interest to Broker in the Collateral and the proceeds thereof to secure its obligations to Broker under the Margin Agreement and this Agreement. The parties hereto agree that all property and assets held in or credited to the Special Custody Account will be treated as financial assets under Revised Article 8 of the Uniform Commercial Code as in effect in the State of New York (the "UCC"). The parties hereto further agree that the securities intermediary's jurisdiction, within the meaning of Section 8-110(e) of the UCC, in respect of the Special Custody Account and the Collateral is the State of New York and agree that none of them has or will enter into any agreement to the contrary. Anything in this Agreement to the contrary notwithstanding, Bank hereby agrees to comply with entitlement orders and other instructions of Broker with respect to the Special Custody Account and any Collateral without the further consent of, but upon notice to Customer. Customer hereby consents to such agreement.

      4. Customer agrees to instruct Bank in Instructions from Customer that Eligible Collateral specified by Customer and at least equal in value to what Broker shall initially and from time to time advise Customer in an Advice from Broker is necessary to constitute Adequate Margin are to be identified on Bank's books and records as pledged to Broker as Collateral. Such Eligible Collateral and any other Collateral (i) will be held by Bank in, and credited by Bank to, the Special Custody Account, subject to the terms and conditions of this Agreement; (ii) may be released only in accordance with the terms of this Agreement; and (iii) except as required to be released hereunder to Broker, shall not be made available to Broker or to any other person claiming through Broker, including creditors of Broker. Bank will hold the Collateral in the Special Custody Account separate and apart from any other property of Customer which may be held by Bank, subject to the interest therein of Broker as the pledgee thereof in accordance with the terms of this Agreement. Such security interest will terminate at such time as Collateral is released as provided herein.

      Interest, dividends or proceeds attributable to Collateral shall be credited to the Special Custody Account as additional Collateral and shall be held in the Special Custody Account as Collateral until released therefrom or withdrawn in accordance with this Agreement.

      Bank will confirm in writing to Broker and Customer all pledges, deliveries, releases or substitutions of Collateral. Bank will also advise Broker upon reasonable request (and in any event monthly) of the kind and amount of Collateral pledged to Broker and held in the Special Custody Account. Bank will also advise Broker daily by 3:00 p.m. E.S.T. of the amount of the Collateral pledged to Broker as of the close of business of the prior business day by facsimile to (212) 762-9516 and once a month to the Broker's address. Upon the request of Customer, Broker shall Advise Bank and Customer of any excess of Collateral in the Special Custody Account. Upon Customer's request, Broker shall Advise Bank to transfer such excess Collateral out of the Special Custody Account to an account designated by Customer.

      5. Customer represents and warrants to Broker that securities included at any time in the Collateral shall be in good deliverable form (or Bank shall have the unrestricted power to put such securities into good deliverable form) in accordance with the requirements of such exchanges as may be the primary market or markets for such securities. Securities Collateral may be held at Depository Trust Company ("DTC") or other book-entry depository system in the account of Bank, except U.S. Treasury securities shall be held in a TRADES Participant's Securities Account of the Bank's subcustodian at a Federal Reserve Bank. The Bank represents that Collateral will not be subject to any lien, charge, security interest or other right or claim of the Bank or any person claiming through the Bank; provided, however, that the Bank shall retain a secondary lien for its customary fees and expenses which shall be expressly subordinate in right of payment to the security interest of Broker granted herein. Bank hereby waives and releases all liens, encumbrances, claims and rights of setoff that it may now or hereafter have against the Special Custody Account or any Collateral and agrees that it will not assert any such lien, encumbrance, claim or right against the Special Custody Account or any Collateral except as provided in the previous sentence. Bank represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders concerning the Special Custody Account or any Collateral that are originated by any person other than Broker.

      6. Bank will maintain accounts and records for the Collateral in the Special Custody Account separate from the accounts and records for other property of Customer held by Bank and other property in which Broker has an interest.

      7. Customer agrees to maintain Adequate Margin at all times. Broker shall initially, and from time to time, advise Customer (in an Advice from Broker) of the value of Eligible Collateral which is necessary to constitute Adequate Margin. Broker shall, from time to time, compute the aggregate net credit or debit balance on Customer's open short sales and advise Customer by 11:00 a.m. New York time of the amount of the net debit or credit, as the case may be. If a net debit balance exists on such day, Customer will cause an amount of Eligible Collateral equal to such net debit balance to be deposited as Collateral in the Special Custody Account by the close of business on such day. Broker will not pay interest on credit balances. Balances will be appropriately adjusted to reflect each Closing Transaction.

      8. It is understood and agreed that Customer, when placing with Broker any order to sell short for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "short," and when placing with Broker any order to sell long for Customer's account, will designate the order as such and hereby authorizes Broker to mark such order as being "long." Any sell order which Customer shall designate as being for long account as above provided is for securities then owned by Customer. Any cash proceeds generated from the short sale of securities shall be deposited in the Special Custody Account.

      9(a) In the event of default by Customer of any obligation hereunder or under the Customer Agreement, or in the event of Customer's Insolvency, Broker may, after transmittal of an Advice from. Broker to Customer specifying such default or Insolvency and its intention to do so, and only if Customer continues to be in default or Insolvent, sell and Advise Bank to deliver to Broker the proceeds of such of the Collateral as in Broker's judgment is reasonably necessary for the protection of its interest under this Agreement.

      (b) Any sale of Collateral made pursuant to this paragraph 9 must be made on the exchange or other market where such business is then usually transacted. Such sale shall be made in a manner commercially reasonable for such securities. Customer shall remain liable to Broker for any deficiency. Broker shall notify Customer of any sale of Collateral and any deficiency remaining in an Advice from Broker. If the proceeds of any such sale exceed the amount due to Broker under this paragraph 9, the excess of the amount due to Broker shall remain in the Special Custody Account as Collateral unless otherwise released or withdrawn as provided herein.

      10. Bank shall be paid as compensation for its services pursuant to this Agreement such compensation as may from time to time be agreed upon in writing between Customer and Bank.

      11. With respect to any losses or liabilities, Bank shall be protected in acting or not acting pursuant to any Instructions, Advices or notices from Customer or Broker believed by Bank in good faith to be genuine and authorized, except in the case of Bank's bad faith or negligence. Customer agrees to indemnify Bank for, and hold it harmless against, any loss, liability or expense incurred by Bank in connection with any Instructions, Advices or notices from Customer or any specific provisions of this Agreement, without negligence or bad faith on the part of Bank, arising out of this Agreement.

      12. Neither Broker nor Bank shall be liable for any losses, costs, damages, liabilities or expenses suffered or incurred by Customer as a result of any transaction executed hereunder, or any other action taken or not taken by Broker or Bank hereunder for Customer's account at Customer's direction or otherwise, except to the extent that such loss, cost, damage, liability or expense is the result of Broker's own, or Bank's own, as the case may be, negligence or willful misconduct. In performing its responsibilities hereunder, Bank will not be liable for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of insolvency of, or any act or omission of Bank's subcustodian at a Federal Reserve Bank (as provided in Section 5) and/or centralized depository selected by Bank unless such loss or damage result from the Bank's negligence or willful misconduct. Bank shall also have no responsibility or liability for determining if Collateral is Eligible Collateral or for changes in the investment grade of any securities in the Special Custody Account or changes in their value relative to other currencies or securities. In no event shall either of Bank or Broker be liable to Customer for indirect, special, consequential or punitive damages even if Bank or, as the case may be, Broker, has been advised of the possibility of such damages.

      13. No party shall be liable for any failure or delay in performance under this Agreement if such failure or delay is caused by conditions beyond the reasonable control of the affected party and not caused by that party's own negligence or willful misconduct, including, but not limited to, (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, or (f) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets,

      14. No amendment of this Agreement shall be effective unless in writing and signed by an authorized officer of each of the parties hereto.

      15. This Agreement may be executed in one or more counterparts, all of which together shall constitute but one and the same instrument.

      16. It is agreed that, notwithstanding any language to the contrary in Bank's form of confirmation, Bank holds the Collateral as agent of Broker as pledgee and secured party hereunder, not as escrow agent; provided however, that Bank's duties as agent of Broker shall be limited to the terms of this Agreement.

      17. Customer represents and warrants that the Collateral will not be subject to any other liens or encumbrances, other than to Broker in accordance with the Margin Agreement and this Agreement.

      18. Any of the parties hereto may terminate this Agreement by notice in writing to the other parties hereto; provided, however, that the status of any short sales, and of Collateral held at the time of such notice to margin such short sales shall not be affected by such termination until the release of such Collateral pursuant to applicable rules of such national securities exchanges of which Broker may be a member, as applicable.

      19. Written communications hereunder shall be sent by facsimile transmission or hand delivered as required herein, when another method of delivery is not specified, may be mailed first class postage prepaid, except that written notice of termination shall be sent by certified mail, addressed:

      (a) If to Bank, to:      Brown Brothers Harriman & Co.
                               40 Water Street
                               Boston, MA 02109
                               Attn: Mrs. June Varnerin
                               Phone: 617-772-1720
                               Fax: 617-772-6222
                               E-mail: June.Varnerin@bbh.com

      If to Customer, to:      BlackRock Large Cap Core Plus Fund of
                               BlackRock Large Cap Series Funds, Inc.
                               As Customer
                               BlackRock Advisers LLC
                               800 Scudders Mill Rd.
                               Plainsboro, NJ 08536
                               Attn: Pete Mathern
                               Phone: 609-282-3429
                               Fax:609-282-0069
                               E-mail: Pete_Mathern@ml.com

      (c) If to Broker, to:

          Morgan Stanley & Co. Incorporated
          Prime Brokerage Services
          One New York Plaza
          New York, New York 10004
          Attention:  PB Custody - Rich Busby
          Phone: (212) 276-0697
          Fax: (212) 507-0327

      20. This Agreement will be governed by the laws of the State of New York without regard to its conflicts of law rules and to the extent not preempted by ERISA. The Custodian and the Customer hereby irrevocably submit to the exclusive jurisdiction of any New York State court or any United States District Court located in the State of New York in any action or proceeding arising out of this Agreement and hereby irrevocably waive any objection to the venue of any such action or proceeding brought in any such court or any defense of an inconvenient forum.

                                     Brown Brothers Harriman & Co.
                                     as Bank

                                     By:
                                             Name:
                                             Title:

                                     BlackRock Large Cap Core Plus Fund of
                                     BlackRock Large Cap Series Funds, Inc.
                                     as Customer

                                     By:
                                             Name:
                                             Title:

                                     Morgan Stanley & Co. Incorporated as Broker

                                     By: